UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2018

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 8.01 Other Events

On January 10, 2018, MB Financial, Inc. (the "Company") issued a press release announcing that it will redeem all of the 4,000,000 issued and outstanding shares of its Perpetual Non-Cumulative Preferred Stock, Series A on February 15, 2018 at a redemption price of $25.00 per share, or $100 million in the aggregate. The redemption will be funded with a portion of the net proceeds of the Company's public offering of depositary shares, each representing a 1/40th interest in a share of the Company's 6.00% Non-Cumulative Perpetual Preferred Stock, Series C, which was completed on November 22, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits
        99.1 Press release dated January 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	January 10, 2018	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer